EXHIBIT 1
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                             JOINT FILING AGREEMENT

     The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.01 per share, of Owosso Corporation is filed jointly, on behalf of each of them.


Dated:  February 14, 2002

                                         /s/ James B. Dinneen, Jr.
                                         -------------------------------
                                         James B. Dinneen, Jr.

                                         INNISFREE CAPITAL, L.L.C.

                                         By: /s/ James B. Dinneen, Jr.
                                            ----------------------------
                                             James B. Dinneen, Jr.
                                             Managing Member

                                         INNISFREE PARTNERS, L.P.

                                         By: Innisfree Capital, L.L.C.
                                             its General Partner

                                         By: /s/ James B. Dinneen, Jr.
                                            ----------------------------
                                             James B. Dinneen, Jr.
                                             Managing Member